As filed with the Securities and Exchange Commission on March 27, 1997
                                      Registration No. 333-20887

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                             FORM S-1
                      Registration Statement
                              Under
                    The Securities Act of 1933
                    _________________________

                   UNITED COMMUNITY BANKS, INC.
      (Exact name of Registrant as specified in its charter)
                    _________________________

       Georgia                 6712              58-1807304
   (State or other      (Primary Standard     (I.R.S. Employer
   jurisdiction of          Industrial         Identification
   incorporation or    Classification Code         Number)
    organization)            Number)

          P.O. Box 398              Mr. Christopher J. Bledsoe
         59 Highway 515              Chief Financial Officer
   Blairsville, Georgia  30512     United Community Banks, Inc.
         (706) 745-2151                    P.O. Box 398
  (Address, including zip code,           59 Highway 515
      and telephone number,        Blairsville, Georgia  30512
            including                     (706) 745-2151
   area code, of registrant's     (Name, address, including zip
  principal executive offices)     code, and telephone number,
                                  including area code, of agent
                                           for service)

                         With copies to:
                    Richard R. Cheatham, Esq.
                    Kilpatrick & Cody, L.L.P.
                            Suite 2800
                      1100 Peachtree Street
                     Atlanta, Georgia  30309
                          (404) 815-6500

     Approximate date of commencement of the proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /x/ 333-20887

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box.


<CAPTION

                      CALCULATION OF REGISTRATION FEE
==============================================================================================================================
  Title of Each Class of     |  Amount to be  |       Proposed Maximum     |     Proposed Maximum      |     Amount of
 Securities to be Registered | Registered<F1> |   Offering Price Per Share |  Aggregate Offering Price |  Registration Fee
-----------------------------|----------------|----------------------------|---------------------------|----------------------
 Common Stock, par value     |    50,000      |            $22.00          |        1,100,000          |     $333.33
 $1.00 per share             |                |                            |                           |
==============================================================================================================================

<F1>  Estimated solely for the purpose of computing the registration fee

                         EXPLANATORY NOTE

     Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, United Community Banks, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-20887) declared effective March 7, 1997 by the Commission, including each of the documents filed by the Company with the Commission and included therein or deemed to be a part thereof.

                           PART II

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     All exhibits filed with Registration Statement File No. 333-20887 are incorporated by reference into and shall be deemed a part of this Registration Statement, except the following, which are filed herewith:

     5.      Opinion of Kilpatrick Stockton LLP.
     23.1    Consent of Porter Keadle Moore, LLP.
     23.5    Consent of Kilpatrick Stockton LLP (included as part of Exhibit 5)
     24      Power of Attorney (See Signature Page)
                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, United Community Banks, Inc. has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on March 27, 1997.


                                   UNITED COMMUNITY BANKS, INC.



                                   By:/s/ Jimmy C. Tallent
                                     Jimmy C. Tallent
                                     President

                        POWER OF ATTORNEY

          Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent or Robert L. Head, or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-1 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 1997.

            Signature                      Title


/s/ Jimmy C. Tallent               President and Director (Principal Executive
    Jimmy C. Tallent               Officer)


/s/ Robert L. Head, Jr.
    Robert L. Head, Jr.            Chairman of the Board of Directors


/s/ Christopher J. Bledsoe         Chief Financial Officer (Principal Accounting
    Christopher J. Bledsoe         and Financial Officer)


/s/ James A. Brackett
    James A. Brackett              Director


/s/ Billy M. Decker
    Billy M. Decker                Director

                 [SIGNATURES CONTINUED ON FOLLOWING PAGE]



                 [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


/s/ Thomas C. Gilliland
    Thomas C. Gilliland            Director


/s/ Charles E. Hill
Charles E. Hill                    Director


/s/ Hoyt O. Holloway
Hoyt O. Holloway                    Director


/s/ P. Deral Home
P. Deral Horne                      Director


/s/ Clarence W. Mason, Sr.
Clarence W. Mason, Sr.              Director


/s/ W. C. Nelson, Jr.
W. C. Nelson, Jr.                   Director









                              EXHIBIT INDEX


Exhibit
   No.               Description of Exhibit
-------              ----------------------

  5.                Opinion of Kilpatrick Stockton LLP.
  23.1              Consent of Porter Keadle Moore, LLP.
  23.5              Consent of Kilpatrick Stockton LLP (included as part of
                      Exhibit 5)
  24                Power of Attorney (See Signature Page)